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                                                                                                        (EXHIBIT 11)



                           INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                                                                      THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                           -----------------------------------------
                                                                                  1999                   1998
                                                                           -------------------    ------------------
NET EARNINGS                                                              $               44     $              75
Effect of dilutive securities
   Preferred securities of subsidiary trust
                                                                           -------------------    ------------------
NET EARNINGS - ASSUMING DILUTION                                          $               44     $              75
                                                                           -------------------    ------------------
                                                                           -------------------    ------------------
AVERAGE COMMON SHARES OUTSTANDING                                                      307.0                 302.3
Effect of dilutive securities
   Long-term incentive plan deferred compensation                                       (1.2)                 (0.9)
   Stock options                                                                         0.5                   1.8
   Preferred securities of subsidiary trust
                                                                           -------------------    ------------------
AVERAGE COMMON SHARES OUTSTANDING - ASSUMING DILUTION                                  306.3                 303.2
                                                                           -------------------    ------------------
                                                                           -------------------    ------------------
EARNINGS PER COMMON SHARE                                                 $              .14     $             .25
                                                                           -------------------    ------------------
                                                                           -------------------    ------------------
EARNINGS PER COMMON SHARE - ASSUMING DILUTION                             $              .14     $             .25
                                                                           -------------------    ------------------
                                                                           -------------------    ------------------

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Note: If an amount does not appear in the above table, the security was antidilutive for the period presented.